SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Number)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Ballance Sheet Arrangement of a Registrant

Fifth Modification Agreement with Credit Facility Lenders

On December 20, 2017, AeroCentury Corp. (the "Company") entered into a Fifth Modification Agreement (the "Fifth Modification") with MUFG Union Bank, N.A., as credit facility agent and lender ("MUFG") and the other lenders under its credit facility, California Bank and Trust, a division of ZB, N.A., Columbia State Bank, Umpqua Bank, and U.S. Bank National Association (collectively with MUFG, referred to as the "Lenders") to amend certain provisions of the Second Amended and Restated Loan and Security Agreement (the "Loan Agreement") between the Company and the Lenders.

The Fifth Modification provides for (i) the consent of the Lenders to the Company's proposed acquisition by merger (the "Merger") of JetFleet Holding Corp. ("JHC"), whereby the Company would become the parent corporation of JHC, and JHC's subsidiary, JetFleet Management Corp. ("JMC"), which is the management company for the Company; (ii) the Lenders' waiver of non-compliance with certain covenants under the Loan Agreement arising from amendment of the Management Agreement with JMC (the "Management Agreement") and entry into the Merger plan and related agreements; (iii) amendments to certain financial covenants under the Loan Agreement to adjust for non-recurring costs related to the Merger; and (iv) the Lenders' conditioned consent to any post-Merger revision and/or termination of the Management Agreement between the Company and JMC.

The foregoing description of the Modification is qualified in its entirety by reference to the copy of the Fifth Modification filed as Exhibit 10.1 hereto.

Item 9.01
(d) Exhibits

10.1
Fifth Modification Agreement between the Company and MUFG Union Bank, N.A., as Lender and Swing Line Lender, and as Agent, California Bank & Trust, a division of ZB, N.A., Columbia State Bank, Umpqua Bank, U.S. Bank National Association, and Columbia State Bank, dated December 20, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 20, 2017

AEROCENTURY CORP.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
S.V.P - Finance & Chief Financial Officer